Exhibit 99.1

MoneyGram International Reports Second Quarter 2021 Results

Total revenue increased 18% to $329.3 million on the strength of money transfer revenue growth of 20% and transaction growth of 20%

Total cross-border money transfer volume increased 41%

MGO reported record numbers of customers, transactions and revenue in the quarter

Digital transactions represented 33% of money transfer transactions at the end of the second quarter

DALLAS (July 29, 2021) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its second quarter ended June 30, 2021.
Second Quarter 2021 Business Highlights

"We delivered strong top and bottom-line financial performance in the second quarter on revenue growth of 18% driven by a record number of online customers and transactions. During the quarter, we exited our DPA and significantly reduced our cost of capital through the combination of our efficient equity offering and successful execution of our debt refinancing," said Alex Holmes MoneyGram Chairman and CEO. "Our newly improved capital structure, coupled with our second quarter results, represent a significant milestone on our transformational journey. As we enter a new era of growth and improved cash flow, the underlying strength in our business and the execution of our customer-centric strategy highlight the substantial opportunity ahead. I couldn't be more pleased with our accomplishments in the quarter and I'm extremely excited about the future of the Company."

Money Transfer highlights for the quarter include the following:
•The Money Transfer business continued its acceleration with revenue reaching $304.9 million, up 20%, or 16% on a constant currency basis, driven by 20% transaction growth
◦Money Transfer reported all-time highs for transactions and volume (total principal sent)
◦The Money Transfer business showed strength compared to second quarter 2019 as revenue increased 8% and transactions grew 17%
•MGO's strong financial performance in the second quarter led to a record quarter for customers, transactions, volume and revenue on the backdrop of record performance a year ago
◦Total Money Transfer revenue for MGO increased to $47.0 million representing a 66% year-over-year growth
◦Year-over-year, cross-border online revenue continued to grow at an accelerated pace increasing 68% with transactions growing an equally impressive 62%
◦Active cross-border customer growth continued its strong momentum increasing 54%

•Total digital, which includes MGO, continued its robust performance reporting year-over-year transaction growth of 44% in the second quarter
◦Digital revenue reached a new all-time high of $67.9 million for the second quarter based on an astounding 47% year-over-year revenue growth rate
◦Digital partnership transactions delivered a solid 16% year-over-year growth rate over the significant surge experienced in the second quarter of 2020
▪Digital partnerships transactions compared to the pre-COVID second quarter of 2019 grew a remarkable 89%
◦Transactions received into accounts, cards and mobile wallets increased 78% year-over-year
•Digital transactions accounted for 33% of all money transfer transactions at the end of the second quarter

Second Quarter 2021 Financial Results, Year-Over-Year
•Total revenue of $329.3 million increased 18% on a reported basis or an increase of 13% on a constant currency basis
◦Money transfer revenue was $304.9 million, up 20%, or 16% on a constant currency basis, driven by 20% transaction growth
◦Investment revenue was $2.0 million for the quarter representing a decline of $2.3 million due to lower prevailing interest rates
•Gross Profit was $151.6 million an increase of $24.7 million driven by the strength of money transfer revenue
•Total operating expenses were $129.7 million, an increase of $24.8 million or 24% including:
◦Transaction and Operations Support expenses increased $19.0 million or 89% which was driven by:
▪The elimination of the $8.8 million incentives generated in the second quarter of 2020 due to the termination of the commercial agreement with Ripple
▪Reinstatement of certain operating expenses meaningfully impacted during the pandemic
◦Compensation and Benefits were $59.0 million, an increase of $5.8 million driven by restructuring and certain employee related expenses impacted by COVID in the prior year
•Operating Income was $21.9 million, which was flat compared to last year
•Net loss of $11.1 million partly driven by a one-time $10.3 million debt extinguishment expense related to the Company's prepayment of $100.0 million of second lien debt
•Diluted loss per share was $0.13 and diluted adjusted earnings per share was $0.01
•Adjusted EBITDA decreased 3% to $54.8 million, or 12% on a constant currency basis
◦Adjusted EBITDA was 22% higher year-over-year excluding the $8.8 million Ripple incentives and investment income in the second quarter of 2020

Balance Sheet and Liquidity
•Cash and cash equivalents was $117.0 million at quarter-end compared to $130.6 million at the end of the second quarter 2020
•Second quarter interest expense was $22.5 million and capital expenditures were $10.0 million
•During the quarter the Company raised net proceeds of $97.6 million from an equity offering which were used to pay down a portion of its second lien debt
•In July, the Company completed its debt refinancing raising $400 million in a senior secured Term Loan due 2026 at an interest rate of L + 425 and $415 million in a senior secured bond issuance due 2026 at 5.375%. The Company also has an undrawn $32.5 million revolving credit facility due 2025. This refinancing will reduce annual cash interest expense by approximately $36 million.

Third Quarter 2021 Outlook
The Company is providing the following outlook for the quarter ending September 30, 2021:

The Company expects business conditions to remain consistent with the second quarter which takes into account normal seasonality, ongoing digital growth, the potential impact from a full quarter of Walmart marketplace expansion and the uncertainties concerning COVID. Considering these factors the Company anticipates total revenue to be in the range of $323 to $333 million.

Consistent with the revenue outlook, the Company anticipates Adjusted EBITDA to be in the range of $52 to $57 million. This range considers the revenue trends described above and also considers no benefit from Ripple incentive fees and no benefit from the one-time FX gain reported last year, which were $8.9 million and $6.3 million respectively in the third quarter of 2020.

Conference Call
MoneyGram International will host a conference call on July 30, at 9:00 a.m. ET, to discuss its results. Alex Holmes, Chairman and CEO and Larry Angelilli, CFO will host the call.

Participant Dial-In Numbers:
U.S.:	1-800-458-4121
International:	1-929-477-0324
Webcast:	public.viavid.com/index.php?id=145821

Replay:	U.S 1-844-512-2921 or International 1-412-317-6671
Replay ID:	3760279
Replay is available through Friday, August 6, 2021, 11:59 p.m. ET
About MoneyGram International, Inc.
MoneyGram is leading the evolution of digital P2P payments. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve nearly 150 million people across the globe over the last five years.

The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve consumers through MoneyGram Online (MGO), its direct-to-consumer digital business, its global retail network and its emerging embedded finance business for enterprise customers, MoneyGram as a Service.

For more information, please visit ir.moneygram.com and follow @MoneyGram.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays, lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white label money transfer products or otherwise;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international law and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain OFAC restrictions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our high degree of leverage and substantial debt service obligations, and our ability to comply with the requirements under our debt agreements;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•the ability of us and our agents to maintain adequate banking relationships;
•a security or privacy breach in systems, networks or databases on which we rely;
•weakness in economic conditions, in both the U.S. and global markets;

•a significant change, material slow down or complete disruption of international migration patterns;
•the financial health of certain European countries or the secession of a country from the European Union;
•our ability to manage credit risks from our agents and official check financial institution consumers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure; and
•the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present gross profit for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income (loss) figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Five	-	Condensed Consolidated Balance Sheets
Table Six	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended June 30,		2021 vs	Six Months Ended June 30,		2021 vs
	2021	2020	2020	2021	2020	2020

REVENUE
Fee and other revenue	$327.3	$275.5	$51.8	$635.4	$556.3	$79.1
Investment revenue	2.0	4.3	(2.3)	4.0	14.4	(10.4)
Total revenue	329.3	279.8	49.5	639.4	570.7	68.7

Total revenue change, as reported	18%	(14)%		12%	(11)%
Total revenue change, constant currency	13%	(13)%		8%	(10)%

COST OF REVENUE
Commissions and other fee expense	161.3	141.4	19.9	311.2	284.6	26.6
Investment commissions expense	0.2	0.2	—	0.4	3.2	(2.8)
Direct transaction expense	16.2	11.3	4.9	31.4	19.5	11.9
Total cost of revenue	177.7	152.9	24.8	343.0	307.3	35.7
GROSS PROFIT	151.6	126.9	24.7	296.4	263.4	33.0
OPERATING EXPENSES
Compensation and benefits	59.0	53.2	5.8	121.2	106.6	14.6
Transaction and operations support (1)	40.3	21.3	19.0	83.7	59.3	24.4
Occupancy, equipment and supplies	16.3	14.2	2.1	31.8	29.1	2.7
Depreciation and amortization	14.1	16.2	(2.1)	29.4	33.3	(3.9)
Total operating expenses	129.7	104.9	24.8	266.1	228.3	37.8
OPERATING INCOME	21.9	22.0	(0.1)	30.3	35.1	(4.8)
Other expenses
Interest expense	22.5	22.7	(0.2)	44.8	46.5	(1.7)
Loss on early extinguishment of debt	10.3	—	10.3	10.3	—	10.3
Other non-operating expense	0.8	1.2	(0.4)	1.8	2.3	(0.5)
Total other expenses	33.6	23.9	9.7	56.9	48.8	8.1
Loss before income taxes	(11.7)	(1.9)	(9.8)	(26.6)	(13.7)	(12.9)
Income tax (benefit) expense	(0.6)	2.7	(3.3)	(0.1)	12.4	(12.5)
NET LOSS	$(11.1)	$(4.6)	$(6.5)	$(26.5)	$(26.1)	$(0.4)

Basic and diluted loss per common share	$(0.13)	$(0.06)	$(0.07)	$(0.32)	$(0.34)	$0.02

Basic and diluted weighted-average outstanding common shares and equivalents used in computing loss per common share	87.2	77.8	9.4	83.4	77.6	5.8

(1) The three and six months ended June 30, 2020 include Ripple market development fees of $15.1 million and $31.7 million, respectively, partially offset by related transaction and trading expenses of $6.3 million and $10.8 million, respectively.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended June 30,		2021 vs	Six Months Ended June 30,		2021 vs
	2021	2020	2020	2021	2020	2020
Money transfer revenue	$304.9	$253.1	$51.8	$590.3	$509.0	$81.3
Bill payment revenue	10.4	10.8	(0.4)	21.2	24.2	(3.0)
Total revenue	$315.3	$263.9	$51.4	$611.5	$533.2	$78.3

Cost of revenue	$177.5	$152.7	$24.8	$342.6	$304.0	$38.6
Gross profit	$137.8	$111.2	$26.6	$268.9	$229.2	$39.7

Money transfer revenue change, as reported	20%	(10)%		16%	8%
Money transfer revenue change, constant currency	16%	(9)%		12%	(7)%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended June 30,		2021 vs	Six Months Ended June 30,		2021 vs
	2021	2020	2020	2021	2020	2020
Money order revenue	$10.6	$10.8	$(0.2)	$21.0	$22.9	$(1.9)
Official check revenue	3.4	5.1	(1.7)	6.9	14.6	(7.7)
Total revenue	$14.0	$15.9	$(1.9)	$27.9	$37.5	$(9.6)

Investment commissions expense	$0.2	$0.2	$—	$0.4	$3.3	$(2.9)
Gross profit (1)	$13.8	$15.7	$(1.9)	$27.5	$34.2	$(6.7)
(1) In periods of extremely low interest rates, it is possible for commissions to be close to zero, resulting in abnormally high gross margin.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended June 30,		2021 vs	Six Months Ended June 30,		2021 vs
	2021	2020	2020	2021	2020	2020

Loss before income taxes	$(11.7)	$(1.9)	$(9.8)	$(26.6)	$(13.7)	$(12.9)
Interest expense	22.5	22.7	(0.2)	44.8	46.5	(1.7)
Depreciation and amortization	14.1	16.2	(2.1)	29.4	33.3	(3.9)
Signing bonus amortization	14.7	12.6	2.1	29.0	25.1	3.9
EBITDA	39.6	49.6	(10.0)	76.6	91.2	(14.6)

Significant items impacting EBITDA:
Loss on early extinguishment of debt	10.3	—	10.3	10.3	—	10.3
Restructuring and reorganization costs	2.2	0.7	1.5	8.1	1.2	6.9
Stock-based, contingent and incentive compensation	1.5	1.6	(0.1)	3.3	3.6	(0.3)
Direct monitor costs	1.1	3.1	(2.0)	4.9	7.9	(3.0)
Compliance enhancement program	0.2	1.2	(1.0)	1.3	3.2	(1.9)
Legal and contingent matters	(0.1)	0.2	(0.3)	—	0.6	(0.6)
Severance and related costs	—	—	—	0.2	0.2	—
Adjusted EBITDA	$54.8	$56.4	$(1.6)	$104.7	$107.9	$(3.2)

Adjusted EBITDA margin (1)	16.6%	20.2%	(3.6)%	16.4%	18.9%	(2.5)%

Adjusted EBITDA change, as reported	(3)%			(3)%
Adjusted EBITDA change, constant currency adjusted	(12)%			(11)%

Adjusted EBITDA	$54.8	$56.4	$(1.6)	$104.7	$107.9	$(3.2)
Cash payments for interest	(27.1)	(16.8)	(10.3)	(39.0)	(34.4)	(4.6)
Cash payments for taxes, net of refunds	(1.5)	(0.4)	(1.1)	1.2	(2.5)	3.7
Cash payments for capital expenditures	(10.0)	(9.8)	(0.2)	(21.2)	(19.9)	(1.3)
Cash payments for agent signing bonuses	(9.7)	(4.7)	(5.0)	(22.7)	(29.7)	7.0
Adjusted Free Cash Flow	$6.5	$24.7	$(18.2)	$23.0	$21.4	$1.6

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except per share data)	2021	2020	2021	2020

Net loss	$(11.1)	$(4.6)	$(26.5)	$(26.1)
Total adjustments (1)	15.2	6.8	28.1	16.7
Tax impacts of adjustments (2)	(3.5)	(1.3)	(6.5)	(3.6)
Valuation allowance (3)	—	—	1.0	10.1
Adjusted net income (loss)	$0.6	$0.9	$(3.9)	$(2.9)

Diluted loss per common share	$(0.13)	$(0.06)	$(0.32)	$(0.34)

Diluted adjustments per common share	0.14	0.07	0.27	0.30

Diluted adjusted earnings (loss) per common share	$0.01	$0.01	$(0.05)	$(0.04)

Diluted weighted-average outstanding common shares and equivalents	87.2	77.8	83.4	77.6

(1) See summary of adjustments in Table Three - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) Valuation allowance recorded for deferred tax assets existing at the beginning of the year.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$117.0	$196.1
Settlement assets	3,607.2	3,702.9
Property and equipment, net	138.9	148.1
Goodwill	442.2	442.2
Right-of-use assets	54.3	55.1
Other assets	113.4	129.7
Total assets	$4,473.0	$4,674.1
LIABILITIES
Payment service obligations	$3,607.2	$3,702.9
Debt, net	766.1	857.8
Pension and other postretirement benefits	74.2	74.5
Lease liabilities	58.3	59.1
Accounts payable and other liabilities	135.4	216.8
Total liabilities	4,641.2	4,911.1
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 162,500,000 shares authorized, 91,153,786 and 72,530,770 shares issued, 90,613,561 and 72,517,539 shares outstanding at June 30, 2021 and December 31, 2020, respectively	0.9	0.7
Additional paid-in capital	1,396.7	1,296.0
Retained loss	(1,501.9)	(1,475.3)
Accumulated other comprehensive loss	(60.2)	(58.4)
Treasury stock: 540,225 and 13,231 shares at June 30, 2021 and December 31, 2020, respectively	(3.7)	—
Total stockholders’ deficit	(168.2)	(237.0)
Total liabilities and stockholders' deficit	$4,473.0	$4,674.1

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(Amounts in millions)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26.5)	$(26.1)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:	(18.2)	33.7
Net cash (used in) provided by operating activities	(44.7)	7.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(21.2)	(19.9)
Net cash used in investing activities	(21.2)	(19.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(103.2)	(3.2)
Prepayment call premium	(4.0)	—
Proceeds from revolving credit facility	—	23.0
Payments on revolving credit facility	—	(23.0)
Net proceeds from stock issuance	97.6	—
Payments to tax authorities for stock-based compensation	(3.6)	(0.7)
Net cash used in financing activities	(13.2)	(3.9)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(79.1)	(16.2)
CASH AND CASH EQUIVALENTS—Beginning of year	196.1	146.8
CASH AND CASH EQUIVALENTS—End of period	$117.0	$130.6